UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2025 (September 10, 2025)

PLURI INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park
Building No. 5
Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 8600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.00001 per share	PLUR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 10, 2025, the board of directors (the “Board”) of Pluri Inc. (the “Company”) elected Mr. Eitan Ajchenbaum to serve as a member of the Board, effective immediately, to fill an existing vacancy on the Board created by the end of the service of Doron Birger following the results of the annual meeting of shareholders of the Company on June 30, 2025, to hold office until the next general meeting of shareholders of the Company at which directors are being elected or as set forth in the Company’s bylaws.

Mr. Ajchenbaum, age 63, is a Certified Public Accountant (Israel) with over 30 years of senior executive and board experience in both public and private companies. Since June 2025, Mr. Ajchenbaum has served as Chief Financial Officer and Deputy Chief Executive Officer of WeSure Global Tech Ltd. (WESR.TA), a public company, traded on the Tel-Aviv Stock Exchange, focusing on the financial and insurance arenas. From 2011 until April 2024, he served as Chief Financial Officer and Treasurer of Berkshire Hathaway Guard (and since 2007, as a board member in most of the Berkshire Hathaway Guard’s group of companies), an insurance group, where he previously held the role of Chief Risk Officer and was responsible for finance, accounting, corporate legal, investments, internal audit, and risk management and more. Earlier in his career, Mr. Ajchenbaum held senior finance positions including Chief Financial Officer of Bezeq International Ltd. (BZQIY.TA), Executive Vice President of Direct Insurance Ltd. (DRIN.TA), and Finance and Organization Manager at Analyst Investment Company Ltd. (ANLT.TA), each a publicly traded company in Israel. Mr. Ajchenbaum began his career as an auditor at Kesselman & Kesselman (currently PwC Israel). Mr. Ajchenbaum holds a B.A. in Accounting and Economics from Tel-Aviv University.

Mr. Ajchenbaum will serve as a non-executive director and will be entitled to the rights and privileges afforded to other non-executive directors, including receipt of information, reimbursement of expenses, and coverage under the Company’s directors’ and officers’ insurance policies. Mr. Ajchenbaum has been appointed as a member and Chairman of the Audit Committee of the Board, designated as an audit committee financial expert (as defined under Item 407(c) under Regulation S-K) and as sole member of the Investment Committee of the Board.

There are no arrangements or understandings between Mr. Ajchenbaum and any other person pursuant to which he was selected as a director. Additionally, Mr. Ajchenbaum does not have any family relationship with any director or executive officer of the Company and does not have any direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURI INC.

Date: September 11, 2025	By:	/s/ Liat Zalts
	Name:	Liat Zalts
	Title:	Chief Financial Officer

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